EXHIBIT 23.1






CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



   As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 19, 1993, included in Enron Oil & Gas Company's Form 10-K for the year ended December 31, 1992, and to all references to our Firm included in this Registration Statement.




                                       ARTHUR ANDERSEN & CO.



February 8, 1994
Houston, Texas